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
                                                                       L-3                                  PREDECESSOR COMPANY
                                             --------------------------------------------------------  ----------------------------
                                                                                         NINE MONTHS   THREE MONTHS       YEAR
                                                                                            ENDED          ENDED          ENDED
                                                       YEAR ENDED DECEMBER 31,           DECEMBER 31,    MARCH 31,     DECEMBER 31,
                                                2000           1999           1998           1997           1997           1996
                                             ---------      ---------      ---------      ---------      ---------      ---------
Earnings:
    Income before income taxes               $ 134,079      $  95,430      $  53,450      $  22,992      $    (505)     $  19,494
    Add:
         Interest expense                       87,308         56,686         47,015         29,884          8,441         24,197
         Amortization of debt expense            5,724          3,904          2,564          1,517              -              -
         Interest component of rent expense     11,882          7,500              -          3,213            851          2,832
                                             ---------      ---------      ---------      ---------      ---------      ---------
    Earnings                                 $ 238,993      $ 163,520      $ 103,029      $  57,606      $   8,787      $  46,523
                                             ---------      ---------      ---------      ---------      ---------      ---------

Fixed charges:
         Interest expense                       87,308         56,686         47,015         29,884          8,441         24,197
         Amortization of debt expense            5,724          3,904          2,564          1,517              -              -
         Interest component of rent expense     11,882          7,500              -          3,213            851          2,832
                                             ---------      ---------      ---------      ---------      ---------      ---------
    Fixed charges                            $ 104,914      $  68,090      $  49,579      $  34,614      $   9,292      $  27,029
                                             ---------      ---------      ---------      ---------      ---------      ---------
Ratio of earnings to fixed charges                 2.3x           2.4x           2.1x           1.7x          n.a.(a)         1.7x
                                             =========      =========      =========      =========      =========      =========

(a) For the three months ended March 31, 1997, earnings were insufficient to cover fixed charges by $.5 million.